Exhibit (s)

Calculation of Filing Fee Tables

Form N-2

(Form Type)

Morgan Stanley Direct Lending Fund

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (1)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, par value $0.001 per share	457(a)	(1)	—	$[•](2)	.0000927	$[•]

Fees Previously Paid	—	—	—	—	—	—		—

Carry Forward Securities

Carry Forward Securities	—	—	—	—		—			—	—	—	—

				Total Offering Amount		$[•](2)		$[•]

				Total Fees to Be Paid				$[•]

				Total Fees Previously Paid				—

				Net Fee Due				$[•]

(1)	Estimated pursuant to Rule 457(a) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee.
(2)	Includes the underwriters’ option to purchase additional shares of common stock.